Exhibit 10.18.1

SPRING BANK PHARMACEUTICALS, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

(Effective as of January 1, 2019)

The Board of Directors of Spring Bank Pharmaceuticals, Inc. (the “Company”) has approved the following Amended and Restated Non-Employee Director Compensation Policy (this “Policy”) which establishes compensation to be paid to non-employee directors of the Company, effective as of January 1, 2019 (“Effective Time”), to provide an inducement to obtain and retain the services of qualified persons to serve as members of the Company’s Board of Directors.

Applicable Persons

This Policy shall apply to each director of the Company who is not an employee of the Company or any Affiliate (each, a “Non-Employee Director”).  “Affiliate” shall mean an entity which is a direct or indirect parent or subsidiary of the Company, as determined pursuant to Section 424 of the Internal Revenue Code of 1986, as amended.

Stock Option Grants

All stock option amounts set forth herein shall be subject to automatic adjustment in the event of any stock split or other recapitalization affecting the Company’s common stock.

Annual Stock Option Grants

Annually, each Non-Employee Director who has served as a director for at least six (6) months shall be granted a non-qualified stock option to purchase 7,500 shares of the Company’s common stock under the Company’s 2015 Stock Incentive Plan (the “Stock Plan”) on the date of the Company’s annual meeting of stockholders (the “Annual Meeting Date”).  The shares shall be automatically and without any further action required by the Board of Directors issued as of the Annual Meeting Date.

Initial Stock Option Grant for Newly Appointed or Elected Directors

Each new Non-Employee Director shall be granted a non-qualified stock option to purchase 15,000 shares of the Company’s common stock under the Stock Plan at the first regularly scheduled meeting of the Board of Directors on or after his or her initial appointment or election to the Board of Directors.

Terms for All Option Grants

Unless otherwise specified by the Board of Directors or the Compensation Committee at the time of grant, all options granted under this Policy shall (i) vest in equal monthly installments at the end of each successive month following the grant date until (a) for all initial stock option grants, the third anniversary of the grant date and (b) for all annual stock option grants, the first anniversary of the grant date, in each case subject to the Non-Employee Director’s continued service on the Board of Directors; (ii) have an exercise price equal to the fair market value of the Company’s common stock as determined in the Stock Plan on the grant date; (iii) terminate ten years after the grant date; (iv) accelerate in full upon the occurrence of of a Change in Control; and (v) contain such other terms and conditions as set forth in the form of option agreement approved by the Board of Directors or the Compensation Committee prior to the grant date.

“Change in Control” shall mean any of the following:

(a)

the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection any acquisition directly from the Company will not be a Change in Control;

(b)

the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include a corporation that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries); or

(c)	the liquidation or dissolution of the Company;

provided that, where required to avoid additional taxation under Section 409A of the Internal Revenue Code and the guidance issued thereunder, the event that occurs must also be a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” as defined in Treasury Reg. § 1.409A‑3(i)(5).

Annual Fees

Each Non-Employee Director serving on the Board of Directors and the Audit Committee, Compensation Committee and/or Nominating and Corporate Governance Committee, as applicable, shall be entitled to the following annual amounts (the “Annual Fees”):

Board of Directors or Committee of Board of Directors	Annual Retainer Amount for Member	Annual Retainer Amount for Chairman
Board of Directors	$37,500	$67,500[1]
Audit Committee	$7,500	$15,000
Compensation Committee	$5,000	$10,000
Nominating and Corporate Governance Committee	$4,000	$8,000
Science and Technology Committee	$4,000	$8,000

Except as otherwise set forth in this Policy, all Annual Fees shall be paid for the period from January 1 through December 31 of each year. All Annual Fees shall be paid in either cash in the amount of each Non-Employee Director’s Annual Fees or such number of shares of the Company’s common stock as is equal to the full dollar amount of each Non-Employee Director’s Annual Fees (as calculated below under “Calculation of Shares and Grant Terms”).

Election

Each Non-Employee Director shall make an annual election on a form provided by the Company, indicating whether cash or common stock is elected, prior to December 31 of the year prior to the payment of the Annual Fees.  In the event that a Non-Employee Director has not submitted his or her election for the applicable year by December 31, then the election of such Non-Employee Director shall be deemed to be the same as the election made by such Non-Employee Director for the prior year, and if no election has been made, then the Non-Employee Director shall receive all Annual Fees in cash. Each newly elected or appointed Non-Employee Director shall make an election prior to the beginning of the next calendar quarter after his or her initial appointment or election.

Payments

Payments payable to Non-Employee Directors shall be paid quarterly in arrears as of the last business day of each fiscal quarter, provided that (i) the amount of such payment shall be prorated for any portion of such quarter that such director was not serving on the Board or a

[1]	Includes $37,500 as a member plus $30,000 for service as chairman of the board. The chairman of the board only receives an additional retainer for such service if he or she is a non-employee director.

committee and (ii) no fee shall be payable in respect of any period prior to the date such director was elected to the Board or a committee.

Calculation of Shares and Grant Terms

If shares of common stock are to be received as payment, the number of shares shall be calculated by dividing the applicable quarterly dollar amount that the Non-Employee Director has elected to be paid in shares of common stock by the Fair Market Value (as defined in the Stock Plan) of the shares of common stock of the Company on the last business day of the quarter in which the fees are earned (the “Calculation Date”) (rounded down to the nearest whole number so that no fractional shares shall be issued). The shares shall be automatically and without any further action required by the Board of Directors issued as of the Calculation Date.

If  the Non-Employee Director ceases providing services on the Board, the number of shares to be received by a Non-Employee Director shall be calculated by dividing the applicable prorated quarterly dollar amount that the Non-Employee Director has elected to be paid in shares of common stock by the Fair Market Value (as defined in the Stock Plan) of the shares of common stock of the Company on the last day of  service (rounded down to the nearest whole number so that no fractional shares shall be issued).  The shares shall be automatically and without any further action required by the Board of Directors issued as of such date.

Expenses

Upon presentation of documentation of such expenses reasonably satisfactory to the Company, each Non-Employee Director shall be reimbursed for his or her reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Board of Directors and committees thereof or in connection with other business related to the Board of Directors.

Amendments

The Compensation Committee shall periodically review this Policy to assess whether any amendments in the type and amount of compensation provided herein should be made and shall make recommendations to the Board of Directors for its approval of any amendments to this Policy.

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